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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) January 19, 1999



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

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Item 5.  Other Events

     On January 19, 1999, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated January 19, 1999, regarding fourth quarter 1998 earnings and an increase in the regular quarterly dividend.



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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date: January 19, 1999                     /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer

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                                     EXHIBIT






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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE:  IMMEDIATELY

CONTACT:  Joseph A. Graber or Victor E. Caputo
          (312) 664-4320


                        NORTH BANCSHARES ANNOUNCES
                FOURTH QUARTER EARNINGS PER SHARE INCREASES
                   FOURTH QUARTER NET INCOME INCREASES
                     QUARTERLY DIVIDEND INCREASED 10%



     CHICAGO, IL, JANUARY 19, 1999, - North Bancshares, Inc., the holding company of North Federal Savings Bank today announced net income for the quarter ended December 31, 1998 of $177,000, an increase of $57,000 or 48% from $120,000 for the quarter ended December 31, 1997. Diluted earnings per share for the quarter ended December 31, 1998 amounted to $.14, an improvement of 75% from $.08 per share for the quarter ended December 31, 1997. Diluted earnings per share, without the effects of a state income tax refund and gains or losses on the sale of investment securities available for sale, increased by $.03 or 38% to $.11 per share for the quarter ended December 31, 1998 compared with $.08 per share for the quarter ended December 31, 1997. Net income, without the effects of a state tax refund and gains or losses on the sale of investment securities available for sale, increased by $30,000 or 27% for the quarter ended December 31, 1998, compared with the quarter ended December 31, 1997. The improvement in earnings per share is primarily related to lower income tax expense and a decrease in the average number of outstanding shares.

     Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on February 16, 1999 to stockholders of record as of February 1, 1999. This represents a 10% increase from the last regular quarterly dividend paid in 1998.

     Net interest income, before provision for loan losses, was $893,000 for the quarter ended December 31, 1998 compared with $931,000 for the quarter ended December 31, 1997. The net interest margin was 2.90% for the quarter ended December 31, 1998 compared with 3.09% for the quarter ended December 31 , 1997. The decline in net interest margin was due primarily to proceeds from mortgage loan prepayments and higher yielding investment securities called prior to their maturity dates which were temporarily reinvested in shorter term lower yielding investments.

     Non-interest income amounted to $66,000 for the quarter ended December 31, 1998 compared with $70,000 for the quarter ended December 31, 1997. The decline was primarily due to a $4,000 decrease in other non-interest income.

     Non-interest expense decreased to $727,000 for the quarter ended December 31, 1998 from $731,000 for the quarter ended December 31, 1997. The decrease was primarily attributable to a $35,000 decrease in recognition and retention plan and other expense partially offset by a $28,000 increase in professional fees.

     Income tax expense amounted to $49,000 for the quarter ended December 31 , 1998 compared with $150,000 for the quarter ended December 31, 1997. The effective tax rate amounted to 22%, which is less than the statutory federal rate of 34%, due to a refund of Illinois state income tax from prior years that affected the provision for current income tax.

     Net loans receivable totaled $82.1 million at December 31, 1998 compared with $79.0 million at December 31, 1997. The increase was due primarily to $2.5 million in participation loans purchased from neighboring financial institutions. The loans were mainly multi-family property loans that are located in the Bank's market area. At December 31, 1998, the Bank had $2.6 million in loan applications pending approval or closing and $1.0 million in approved participaiton loans pending closing.

     Mortgage-backed securities available for sale amounted to $10.8 million at December 31, 1998. At December 31, 1997, there were no mortgage-backed securities classified available for sale. The increase was due primarily to a reallocation of investment securities and shorter term liquid assets.

     Total deposits amounted to $76.2 million at December 31, 1998 compared with $75.0 million at December 31, 1997. The $1.2 million increase was primarily attributable to a $5.6 million increase in money market and checking accounts, offset by a $4.4 million decrease in certificates of deposit and passbook accounts. Non-interest bearing checking accounts increased from $1.2 million at December 31, 1997 to $1.9 million at December 31, 1998.

     Stockholders' equity was $13.2 million at December 31, 1998 compared with $16.4 million at December 31, 1997. The decrease was primarily attributable to a $3.0 million increase in treasury stock comprised of $3.9 million in stock repurchases, offset by $910,000 in stock options exercised. Retained earnings remained steady at $11.1 million due to dividend payments which which offset net income for the period.

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "I am pleased with our fourth quarter results. The redeployment and diversification of our assets during the past three quarters into higher yielding investor property loans has not only helped to offset the effects of an extremely high level of prepayments we experienced this past year but places us in a good starting position for 1999." He added, "Our enhanced money market deposit account has attracted $4.6 million and we continue to increase our base of non-interest bearing checking accounts while reducing our dependence on higher cost certificates of deposit. We have reduced the ratio of certificates to total deposits from approximately 60% at the beginning of the year to approximately 55%, while increasing our total deposit base."

Mary Ann Hass, Chairman of the Board, commented:

     "The Board of Directors has increased the regular quarterly dividend for 1999 by 10%, from $.10 to $.11 per share. This increase reflects our improved quarterly operating results, our strong capital position and our commitment to enhancing shareholder value."

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." It also operates a branch office in Wilmette IL. For 41 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated as one of the best in the nation by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of the Lincoln Park Chamber of Commerce, Old Town Chamber of Commerce, Friends of the Near North Library and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.



                      (FINANCIAL STATEMENTS ATTACHED)


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                          NORTH BANCSHARES, INC.
              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)


ASSETS                                        DEC 31, 1998   DEC 31, 1997
                                               (UNAUDITED)
--------------------------------------------------------------------------
Cash and due from banks                           $   810       $   727
Interest-bearing deposits                           2,413         2,937
Federal funds sold                                  5,722         5,976
Investment in dollar denominated mutual funds         801         1,477
-------------------------------------------------------------------------
  TOTAL CASH AND CASH EQUIVALENTS                   8,746        11,117

Investment securities available for sale           14,880        23,250
Mortgage-backed securities held to maturity         4,517         5,841
Mortgage-backed securities available for sale      10,845             -
Stock in Federal Home Loan Bank of Chicago          1,705         1,705
Loans receivable, net of allowance for loan
 losses of $214 at December 31, 1998 and
 $208 at December 31, 1997                         82,123        79,031
Accrued interest receivable                           862         1,060
Premises and equipment, net                         1,021         1,043
Other assets                                          133            31
-------------------------------------------------------------------------
   TOTAL ASSETS                                  $125,832      $123,078
=========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------
Deposit accounts                                 $ 76,222       $75,041
Borrowed funds                                     34,100        29,100
Advance payments by borrowers for
 taxes and insurance                                1,036         1,239
Accrued interest payable and other liabilities      1,308         1,250
------------------------------------------------------------------------
   TOTAL LIABILITIES                              112,666       106,630
------------------------------------------------------------------------
Preferred stock, $.01 par value. Authorized
 500,000 shares; none outstanding                       -             -
Common stock, $.01 Par value. Authorized
 3,500,000 shares; issued 1,914,075 shares             19            19
Additional paid-in capital                         13,437        13,767
Retained earnings, substantially restricted        11,127        11,139
Treasury stock at cost (651,182 shares at
 December 31, 1998 and 484,293 shares at
 December 31, 1997)                               (10,664)       (7,706)
Accumulated other comprehensive loss                 (313)         (216)
Common stock acquired by Employee Stock
 Ownership Plan                                      (444)         (555)
------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                      13,162        16,448
------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $125,832      $123,078
========================================================================


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                          NORTH BANCSHARES, INC.
             CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                THREE MONTHS ENDED       YEAR ENDED
                                                                   DECEMBER 31,          DECEMBER 31,
                                                                 1998         1997     1998       1997
------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans receivable                                              $1,515      $1,535   $5,924     $5,968
  Interest-bearing deposits and federal funds sold                 108         116      472        280
  Investment securities available for sale                         330         412    1,592      1,832
  Mortgage-backed securities held to maturity                       76         105      340        470
  Mortgage-backed securities available for sale                    140           -      141          -
  Investment in mutual funds                                         4          21       51        101
  Dividends on FHLB stock                                           30          30      124        100
------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                            2,203       2,219    8,644      8,751
------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                 826         831    3,266      3,201
  Borrowed funds                                                   484         457    1,838      1,772
------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                           1,310       1,288    5,104      4,973
------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES               893         931    3,540      3,778
PROVISION FOR LOAN LOSSES                                            6           -        6          -
------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              887         931    3,534      3,778
------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain on sale of investment securities available for sale, net     (6)           7      75         60
  Gain on sale of loans                                              -           -        3          -
  Fees and service charges                                          69          56      263        211
  Other                                                              3           7       18         20
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                           66          70      359        291
------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                        383         382    1,695      1,602
  Occupancy expense                                                105         113      479        474
  Professional fees                                                 59          31      264        149
  Data processing                                                   50          43      194        169
  Advertising and promotion                                         25          21      138        133
  Federal deposit insurance premium                                 11          47       46         47
  Recognition and retention plan                                     -          15        -         74
  Other                                                             94          79      330        422
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                         727         731    3,146      3,070
------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                         226         270      747        999
INCOME TAX EXPENSE                                                  49         150      235        363
------------------------------------------------------------------------------------------------------
NET INCOME                                                         177         120      512        636
======================================================================================================

EARNINGS PER SHARE:
  Basic                                                            .15         .09      .42        .45
  Diluted                                                          .14         .08      .40        .42
======================================================================================================
AVERAGE SHARES OUTSTANDING:
  Basic                                                      1,211,101   1,359,451 1,230,678 1,424,476
  Diluted                                                    1,262,275   1,441,563 1,273,520 1,501,567
======================================================================================================


<PAGE 9>


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                   THREE MONTHS ENDED   YEAR ENDED
                                                      DECEMBER 31,     DECEMBER 31,
                                                    1998       1997   1998      1997
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------
  Return on assets (ratio of net income
  to average total assets) (1)                       0.56%     0.39%   0.41%    0.53%

  Interest Rate Spread Information:

  Average during period (1)                          2.31      2.35    2.33     2.41
  End of period (1)                                  2.38      2.47    2.38     2.47
  Net interest margin (1)                            2.90      3.09    2.94     3.19
  Ratio of operating expenses to average assets (1)  2.30      2.68    2.54     2.62
  Ratio of average interest-earning assets
   to average interest-bearing liabilities         113.97    117.27  114.43   118.65
-------------------------------------------------------------------------------------

                                                   DECEMBER 31, 1998  DECEMBER 31, 1997
ASSET QUALITY RATIOS:
--------------------------------------------------------------------------------------
  Non-performing assets to total assets                     0.02                0.00
  Allowance for loan losses to non-performing loans       891.67                 N/A
  Allowance for loan losses to loans receivable             0.26                0.26

CAPITAL RATIOS:
--------------------------------------------------------------------------------------
  Stockholders' equity to total assets                     10.46               13.36
  Average Stockholders' equity to average assets           11.18               14.06
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                            3.70                3.73
  Shares outstanding-actual                            1,262,893           1,429,812
  Book value per share                                     10.44              $11.50
----------------------------------------------------------------------------------------
Number of full service offices                               2                   2

  (1) Annualized for the three month periods presented.